As filed with the Securities and Exchange Commission on November 15, 2005
Registration No. 333-____________
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BROOKS AUTOMATION, INC.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation or Organization)
04-3040660

(I.R.S. Employer Identification Number)
15 Elizabeth Drive, Chelmsford, MA 01824

(Address of Principal Executive Offices)
Helix Technology Corporation 1996 Equity Incentive Plan
Helix Technology Corporation Amended and Restated Stock Option Plan for Non-Employee Directors
Helix Technology Corporation 1981 Employee Stock Option Plan, as Amended

(Full Title of the Plans)
Thomas S. Grilk
Senior Vice President, General Counsel and Secretary
Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA 01824

(Name and Address of Agent for Service)
(978) 721-3371

(Telephone Number, Including Area Code for Agent for Service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed	Amount of
Title of Securities to be	Amount to be	Offering Price Per	Maximum Aggregate	Registration
Registered	Registered (1)	Share (2)	Offering Price (2)	Fee (2)
Helix Technology Corporation 1996 Equity Incentive Plan	721,080	$13.095	$9,442,542.60	$1,111.39
Helix Technology Corporation Amended and Restated Stock Option Plan for Non-Employee Directors	26,640	$13.095	$348,850.80	$41.06
Helix Technology Corporation 1981 Employee Stock Option Plan, as Amended	22,200	$13.095	$290,709.00	$34.22

(1)	This Registration Statement covers an aggregate of 769,920 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), that may be issued pursuant to awards granted under the equity plans identified above (collectively, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued in the event of a stock dividend, stock split, recapitalization or other similar transaction. In addition, this registration statement covers related rights to purchase Series A Junior Participating Preferred Stock, par value $.01 per share, registered on a Form 8-A filed with the Securities and Exchange Commission on August 7, 1997 (the “Preferred Stock Purchase Rights”). No separate consideration will be received for the Preferred Stock Purchase Rights, which will initially trade together with the Common Stock.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on November 9, 2005.

Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
Helix Technology Corporation 1996 Equity Incentive Plan
Helix Technology Corporation Amended and Restated Stock Option Plan for Non-Employee Directors
Helix Technology Corporation 1981 Employee Stock Option Plan, as Amended
Consent of Thomas S. Grilk, Esq.
Consent of PricewaterhouseCoopers LLP

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant incorporates by reference the following documents filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004;

(b)	the Registrant’s Proxy statement on Schedule 14A filed with the SEC on January 6, 2005;

(c)	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2004, March 31, 2005 and June 30, 2005

(d)	the Registrant’s Current Reports on Form 8-K filed with the Commission on December 28, 2004, February 23, 2005, April 29, 2005, July 11, 2005, August 24, 2005 and October 27, 2005;

(e)	the description of the Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Securities Exchange Act of 1934 on January 27, 1995, including any amendments or reports filed for the purpose of updating such description; and

(f)	the description of the Preferred Stock Purchase Rights which is contained in the Registrant’s Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Securities Exchange Act of 1934 on August 7, 1997, including any amendments or reports filed for the purpose of updating such description.
         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also incorporated or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          The legality of the shares of Common Stock being registered pursuant to this Registration Statement will be passed upon for the Registrant by Thomas S. Grilk, Esq., General Counsel of the Registrant. Mr. Grilk holds options to purchase Common Stock.
Item 6. Indemnification of Directors and Officers
     The Registrant is incorporated under the laws of the State of Delaware. Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
     Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include

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expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.
     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
     The Registrant’s certificate of incorporation provides that its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except that directors will be liable to the extent permitted by applicable law for breach of the director’s duty of loyalty to the stockholders, actions or omissions not taken in good faith or that involve intentional misconduct, pursuant to Section 174 of the DGCL or for any transaction from which the director derived an improper benefit. The Registrant’s certificate of incorporation provides that the Registrant may indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware. In addition, the Registrant’s bylaws provide that the Registrant may indemnify its officers and directors to the fullest extent permitted by applicable law.
     All of the Registrant’s directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act, as amended. In addition, the Registrant has entered into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the DGCL.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.
          The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

4.1	Helix Technology Corporation 1996 Equity Incentive Plan.

4.2	Helix Technology Corporation Amended and Restated Stock Option Plan for Non-Employee Directors.

4.3	Helix Technology Corporation 1981 Employee Stock Option Plan, as Amended.

5.1	Opinion of Thomas S. Grilk, Esq., General Counsel of the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Thomas S. Grilk, Esq., General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature pages of this Registration Statement).
Item 9. Undertakings
(a) The Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of

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securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;
          provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chelmsford, Massachusetts on November 15, 2005.

BROOKS AUTOMATION, INC.
By:	/s/ Edward C. Grady
Edward C. Grady
Chief Executive Officer and Director

     We, the undersigned officers and directors of Brooks Automation, Inc., hereby severally constitute and appoint Thomas S. Grilk, Robert W. Woodbury, Jr. and Edward C. Grady, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of November 15, 2005.

Signatures	Title

/s/ Edward C. Grady EDWARD C. GRADY	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert W. Woodbury, Jr. ROBERT W. WOODBURY, JR	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ A. Clinton Allen A. CLINTON ALLEN	Director

/s/ Roger D. Emerick ROGER D. EMERICK	Director

/s/ Amin J. Khoury AMIN J. KHOURY	Director

Signatures	Title

/s/ Joseph R. Martin JOSEPH R. MARTIN	Director

/s/ John K. McGillicuddy JOHN K. MCGILLICUDDY	Director

/s/ Robert J. Therrien ROBERT J. THERRIEN	Director

/s/ Robert J. Lepofsky ROBERT J. LEPOFSKY	Director

/s/ Alfred Woollacott, III ALFRED WOOLLACOTT, III	Director

/s/ Mark S. Wrighton MARK S. WRIGHTON	Director

EXHIBIT INDEX

4.1	Helix Technology Corporation 1996 Equity Incentive Plan.

4.2	Helix Technology Corporation Amended and Restated Stock Option Plan for Non-Employee Directors.

4.3	Helix Technology Corporation 1981 Employee Stock Option Plan, as Amended

5.1	Opinion of Thomas S. Grilk, Esq., General Counsel of the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Thomas S. Grilk, Esq., General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature pages of this Registration Statement).